                                                               EXHIBIT 1

                            October 24, 1997

Parent Holding Corp.
755 Crossover Lane
Memphis, TN  38117
Attention:  Ralph B. Lake

Ladies and Gentlemen:

            The undersigned has been advised that, as of the date of this letter, he may be deemed to be an "affiliate" of Doubletree Corporation, a Delaware corporation ("Doubletree"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or
(ii) used in, and for purposes of, Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 1, 1997 (the "Agreement"), by and among Doubletree, Parent Holding Corp., a Delaware corporation ("Parent"), and Promus Hotel Corporation, a Delaware corporation ("Promus"), a wholly-owned subsidiary of Parent will be merged with and into Doubletree (the "Doubletree Merger"), and another wholly-owned subsidiary of Parent will be merged with and into Promus (the "Promus Merger" and, together with the Doubletree Merger, the "Mergers"), such that Doubletree and Promus will become wholly-owned subsidiaries of Parent.

            As a result of the Mergers, the undersigned may receive shares of common stock, par value $0.01 per share, of Parent (such common stock, along with associated purchase rights, collectively referred to as the "Parent Common Stock") in exchange for shares owned by him of common stock, par value $0.01 per share, of Doubletree (the "Doubletree Common Stock").

            The undersigned represents, covenants and warrants to, and agrees with, Parent as set forth below and recognizes that Doubletree, Parent and Promus are relying upon this letter in consummating the Mergers.

   1. COMPLIANCE WITH THE ACT. In compliance with the Act and the Rules and Regulations thereunder, the undersigned represents, warrants and covenants that:

       (a) The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or Rules and Regulations.



                              Page 31 of 94 Pages

        (b) The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon his ability to sell, transfer or otherwise dispose of the Parent Common Stock to the extent the undersigned felt necessary, with his counsel or counsel for Doubletree.

        (c) The undersigned has been advised that the issuance of Parent Common Stock to him pursuant to the Agreement has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Doubletree Merger was submitted for a vote of the stockholders of Doubletree, the undersigned may be deemed to have been an affiliate of Doubletree and the distribution by him of the Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Parent Common Stock issued to him in the Doubletree Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        (d) The undersigned understands that, except as may be provided in any registration rights agreement entered into by Parent and the undersigned, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by him or on his behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

        (e) The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to him, or any substitutions therefor, a legend stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

        (f) The undersigned also understands that unless the transfer by him of his Parent Common Stock has been registered under the Act or is a sale made in conformity with Rule 145, Parent reserves the right to put the following legend on the certificates issued to his transferee:



                              Page 32 of 94 Pages

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

            It is understood and agreed that the legends set forth in paragraphs
(e) and (f) above will be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have lapsed from the date the undersigned acquired the Parent Common Stock received in the Doubletree Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Doubletree Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

      2. POOLING REQUIREMENTS. The undersigned will not sell, assign, transfer or otherwise dispose of or encumber (i) any shares of Doubletree Common Stock, whether now owned or hereafter acquired by the undersigned, (ii) any options, warrants, or other rights to receive such stock, whether now owned or hereafter acquired by the undersigned (or exercise such pursuant to any cashless exercise provisions thereof), (iii) any shares of Parent Common Stock, whether now owned or hereafter acquired by the undersigned or (iv) any options, warrants, or other rights to receive such Parent Common Stock, whether now owned or hereafter acquired by the undersigned (or exercise such pursuant to any cashless exercise provisions hereof), in each of the foregoing cases, from 30 days prior to the closing of the Mergers until such time as results covering at least 30 days of combined operations of Doubletree and Promus have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations.

      3. CERTAIN TAX MATTERS. In connection with the qualification of the receipt of Parent Common Stock in the Doubletree Merger as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or, taken together with the Promus Merger, a transfer of property to Parent by holders of


                              Page 33 of 94 Pages

Doubletree Common Stock described in Section 351 of the Code, the undersigned hereby represents and warrants to Parent as follows:

            (a) The undersigned is currently the owner of that number of shares of Doubletree Common Stock set forth on Schedule "A" attached hereto and has not acquired or made any Sale (as defined below) of Doubletree Common Stock since October 24, 1997 or otherwise in contemplation of the Mergers. These shares constitute the entire interest of the undersigned (as defined below).

            (b) Except with respect to (i) the exchange of Doubletree Common Stock for Parent Common Stock pursuant to the Doubletree Merger, the undersigned has no current plan or intent to engage in any Sale (as defined below) of any Doubletree Common Stock on, or prior to, the Doubletree Merger.

            (c) The undersigned has no current plan or intent to engage in a sale, exchange, transfer, pledge, distribution (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or any other transaction which reduces in any way the undersigned's risk of ownership, by short sale or otherwise, or other disposition, directly or indirectly (collectively, a "Sale"), with respect to any of the Parent Common Stock to be received by the undersigned in the Doubletree Merger.

            (d) The undersigned is not aware of, or participating in, any plan or intent on the part of Doubletree's stockholders (a "Plan") to engage in sales of Parent Common Stock to be issued in Doubletree Merger such that the aggregate fair market value, as of the Effective Time of the shares subject to such Sales would exceed twenty percent (20%) of the aggregate fair market value of all shares of Doubletree Common Stock outstanding immediately prior to the Doubletree Merger (the "Outstanding Doubletree Stock"). A Sale of Parent Common Stock shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a transaction that is in contemplation of, or related to, the Mergers or the Agreement (a "Related Transaction"). Additionally, for purposes of the foregoing, shares of Doubletree Common Stock with respect to which a pre-Doubletree Merger Sale occurs in a Related Transaction, shall be considered to be shares of Outstanding Doubletree Stock that are exchanged for shares of Parent Common Stock which are disposed of pursuant to a Plan.

            (e) Notwithstanding the foregoing provisions, the undersigned acknowledges that he will hold the Parent Common Stock with an investment intent and, therefore, in the event of a change of circumstances (including a change in financial circumstances or a change in value of Parent Common Stock), the undersigned may at some time in the future engage in a Sale of some or all of his shares of Parent Common Stock. The undersigned does not intend to take a position on any federal or state income tax return that is inconsistent with the treatment of the receipt of Parent Common Stock in the Doubletree Merger as a reorganization described in Section 368(a) of the Code and/or, taken together with the Promus Merger, a transfer of property to Parent by holders of Doubletree Common Stock described in Section 351 of the Code.



                              Page 34 of 94 Pages

            (f) The undersigned shall immediately notify Parent in writing via facsimile if, at any time prior to the Effective Time, any of the foregoing representations are untrue.

            The representation, covenants and agreements contained herein shall be true and correct at all times from the date hereof. The obligations of the undersigned thereunder shall attach to and be binding upon any person or entity to whom legal or beneficial ownership of the undersigned's shares of Doubletree Common Stock (and shares of Parent Common Stock following the Doubletree Merger) shall pass by operation of law or otherwise.

            The execution and delivery to you of this letter agreement shall not be deemed an admission that the undersigned is an "affiliate" of Doubletree as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                    TRUSTEES OF GENERAL ELECTRIC
                                     PENSION TRUST

                                    By: /s/ Donald W. Torey
                                       -------------------------
                                       Name: Donald W. Torey
                                       Title:   Trustee

Agreed to and accepted this

25TH day of  OCTOBER, 1997

PARENT HOLDING CORP.


By:    /s/ Richard M. Kelleher
   -----------------------------
   Name: Richard M. Kelleher
   Title:   President & COO



                              Page 35 of 94 Pages

                            October 24, 1997

Parent Holding Corp.
755 Crossover Lane
Memphis, TN  38117
Attention:  Ralph B. Lake

Ladies and Gentlemen:

            The undersigned has been advised that, as of the date of this letter, it may be deemed to be an "affiliate" of Doubletree Corporation, a Delaware corporation ("Doubletree"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or
(ii) used in, and for purposes of, Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 1, 1997 (the "Agreement"), by and among Doubletree, Parent Holding Corp., a Delaware corporation ("Parent"), and Promus Hotel Corporation, a Delaware corporation ("Promus"), a wholly-owned subsidiary of Parent will be merged with and into Doubletree (the "Doubletree Merger"), and another wholly-owned subsidiary of Parent will be merged with and into Promus (the "Promus Merger" and, together with the Doubletree Merger, the "Mergers"), such that Doubletree and Promus will become wholly-owned subsidiaries of Parent.

            As a result of the Mergers, the undersigned may receive shares of common stock, par value $0.01 per share, of Parent (such common stock, along with associated purchase rights, collectively referred to as the "Parent Common Stock") in exchange for shares owned by it of common stock, par value $0.01 per share, of Doubletree (the "Doubletree Common Stock").

            The undersigned represents, covenants and warrants to, and agrees with, Parent as set forth below and recognizes that Doubletree, Parent and Promus are relying upon this letter in consummating the Mergers.

      1. COMPLIANCE WITH THE ACT. In compliance with the Act and the Rules and Regulations thereunder, the undersigned represents, warrants and covenants that:

            (a) The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or Rules and Regulations.

            (b) The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon




                              Page 36 of 94 Pages
its ability to sell, transfer or otherwise dispose of the Parent Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for Doubletree.

            (c) The undersigned has been advised that the issuance of Parent Common Stock to it pursuant to the Agreement has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Doubletree Merger was submitted for a vote of the stockholders of Doubletree, the undersigned may be deemed to have been an affiliate of Doubletree and the distribution by it of the Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Parent Common Stock issued to it in the Doubletree Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

            (d) The undersigned understands that, except as may be provided in any registration rights agreement entered into by Parent and the undersigned, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by it or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

            (e) The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to it, or any substitutions therefor, a legend stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

            (f) The undersigned also understands that unless the transfer by it of its Parent Common Stock has been registered under the Act or is a sale made in conformity with Rule 145, Parent reserves the right to put the following legend on the certificates issued to its transferee:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145


                              Page 37 of 94 Pages

      PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

            It is understood and agreed that the legends set forth in paragraphs
(e) and (f) above will be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have lapsed from the date the undersigned acquired the Parent Common Stock received in the Doubletree Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Doubletree Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

      2. POOLING REQUIREMENTS. The undersigned will not sell, assign, transfer or otherwise dispose of or encumber (i) any shares of Doubletree Common Stock, whether now owned or hereafter acquired by the undersigned, (ii) any options, warrants, or other rights to receive such stock, whether now owned or hereafter acquired by the undersigned (or exercise such pursuant to any cashless exercise provisions thereof), (iii) any shares of Parent Common Stock, whether now owned or hereafter acquired by the undersigned or (iv) any options, warrants, or other rights to receive such Parent Common Stock, whether now owned or hereafter acquired by the undersigned (or exercise such pursuant to any cashless exercise provisions hereof), in each of the foregoing cases, from 30 days prior to the closing of the Mergers until such time as results covering at least 30 days of combined operations of Doubletree and Promus have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations.

      3. CERTAIN TAX MATTERS. In connection with the qualification of the receipt of Parent Common Stock in the Doubletree Merger as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or, taken together with the Promus Merger, a transfer of property to Parent by holders of Doubletree Common Stock described in Section 351 of the Code, the undersigned hereby represents and warrants to Parent as follows:



                              Page 38 of 94 Pages

            (a) The undersigned is currently the owner of that number of shares of Doubletree Common Stock set forth on Schedule "A" attached hereto and has not acquired or made any Sale (as defined below) of Doubletree Common Stock since October 24, 1997 or otherwise in contemplation of the Mergers. These shares constitute the entire interest of the undersigned (as defined below).

            (b) Except with respect to (i) the exchange of Doubletree Common Stock for Parent Common Stock pursuant to the Doubletree Merger, the undersigned has no current plan or intent to engage in any Sale (as defined below) of any Doubletree Common Stock on, or prior to, the Doubletree Merger.

            (c) The undersigned has no current plan or intent to engage in a sale, exchange, transfer, pledge, distribution (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or any other transaction which reduces in any way the undersigned's risk of ownership, by short sale or otherwise, or other disposition, directly or indirectly (collectively, a "Sale"), with respect to any of the Parent Common Stock to be received by the undersigned in the Doubletree Merger.

            (d) The undersigned is not aware of, or participating in, any plan or intent on the part of Doubletree's stockholders (a "Plan") to engage in sales of Parent Common Stock to be issued in Doubletree Merger such that the aggregate fair market value, as of the Effective Time of the shares subject to such Sales would exceed twenty percent (20%) of the aggregate fair market value of all shares of Doubletree Common Stock outstanding immediately prior to the Doubletree Merger (the "Outstanding Doubletree Stock"). A Sale of Parent Common Stock shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a transaction that is in contemplation of, or related to, the Mergers or the Agreement (a "Related Transaction"). Additionally, for purposes of the foregoing, shares of Doubletree Common Stock with respect to which a pre-Doubletree Merger Sale occurs in a Related Transaction, shall be considered to be shares of Outstanding Doubletree Stock that are exchanged for shares of Parent Common Stock which are disposed of pursuant to a Plan.

            (e) Notwithstanding the foregoing provisions, the undersigned acknowledges that it will hold the Parent Common Stock with an investment intent and, therefore, in the event of a change of circumstances (including a change in financial circumstances or a change in value of Parent Common Stock), the undersigned may at some time in the future engage in a Sale of some or all of its shares of Parent Common Stock. The undersigned does not intend to take a position on any federal or state income tax return that is inconsistent with the treatment of the receipt of Parent Common Stock in the Doubletree Merger as a reorganization described in Section 368(a) of the Code and/or, taken together with the Promus Merger, a transfer of property to Parent by holders of Doubletree Common Stock described in Section 351 of the Code.

            (f) The undersigned shall immediately notify Parent in writing via facsimile if, at any time prior to the Effective Time, any of the foregoing representations are untrue.



                              Page 39 of 94 Pages

            The representation, covenants and agreements contained herein shall be true and correct at all times from the date hereof. The obligations of the undersigned thereunder shall attach to and be binding upon any person or entity to whom legal or beneficial ownership of the undersigned's shares of Doubletree Common Stock (and shares of Parent Common Stock following the Doubletree Merger) shall pass by operation of law or otherwise.

            The execution and delivery to you of this letter agreement shall not be deemed an admission that the undersigned is an "affiliate" of Doubletree as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                    GE INVESTMENT MANAGEMENT, INC.



                                    By:  /s/ Donald W. Torey
                                        ---------------------------
                                           Name:  Donald W. Torey
                                           Title:  Executive Vice President


Agreed to and accepted this

25TH day of OCTOBER, 1997

PARENT HOLDING CORP.

By: /s/ Richard M. Kelleher
   ------------------------------
Print Name: Richard M. Kelleher
Title:      President & COO



                              Page 40 of 94 Pages

           SCHEDULE A - OWNERSHIP OF DOUBLETREE COMMON STOCK
          ---------------------------------------------------------
                      PERSON               SHARES OF COMMON STOCK

          GE Investment Management, Inc.         6,050,981
          ---------------------------------------------------------
          Trustees of General Electric           2,764,688
          Pension
          ---------------------------------------------------------
          Putnam Investments, Inc.               3,282,156
          ---------------------------------------------------------
          Red Lion, L.P.                         3,882,283
          ---------------------------------------------------------
          RCM Capital Management, L.L.C.         3,094,700
          ---------------------------------------------------------
          James P. Evans                                 0
          ---------------------------------------------------------
          Richard J. Ferris                      1,562,432
          ---------------------------------------------------------
          William R. Fatt                                0
          ---------------------------------------------------------
          James J. Flynn III                             0
          ---------------------------------------------------------
          Dale F. Frey                                   0
          ---------------------------------------------------------
          Ronald K. Gamey                                0
          ---------------------------------------------------------
          Edward A. Gilhuly                              0
          ---------------------------------------------------------
          Richard M. Kelleher                       31,442
          ---------------------------------------------------------
          Norman B. Leventhal                       10,000
          ---------------------------------------------------------
          Michael W. Michelson                           0
          ---------------------------------------------------------
          R. David Moon                                  0
          ---------------------------------------------------------
          John H. Myers                                  0
          ---------------------------------------------------------
          Anupam Narayan                                 0
          ---------------------------------------------------------
          William L. Perocchi                       15,759
          ---------------------------------------------------------
          Stephen D. Pletcher                            0
          ---------------------------------------------------------
          Margaret Ann Rhoades                       1,038
          ---------------------------------------------------------
          David A . Sherf                                0
          ---------------------------------------------------------
          David L. Stivers                               0
          ---------------------------------------------------------
          Thomas W. Storey                               0
          ---------------------------------------------------------
          Richard L. Trueblood                           0
          ---------------------------------------------------------
          Peter V. Ueberroth                     1,110,432
          ---------------------------------------------------------





                              Page 41 of 94 Pages